Exhibit 10.2
INCENTIVE STOCK OPTION AGREEMENT
V*I CHIP CORPORATION
AMENDED 2007 STOCK OPTION AND INCENTIVE PLAN

Name of Optionee:	Option Number:

No. of Option Shares:	Plan:

Option Exercise Price per Share:	ID:

Grant Date:

Expiration Date:

     Pursuant to the V*I Chip Corporation Amended 2007 Stock Option and Incentive Plan, as amended through the date hereof (the “Plan”), V*I Chip Corporation (the “Company”) hereby grants to the Optionee named above an option (the “Stock Option”) to purchase on or prior to the Expiration Date specified above all or part of the number of shares of Common Stock, par value $.01 per share (the “Stock”), of the Company at the Option Exercise Price per Share specified above subject to the terms and conditions set forth herein and in the Plan.
     1. Exercisability Schedule. No portion of this Stock Option may be exercised until such portion shall have become exercisable. Except as set forth below, and subject to the discretion of the Administrator (as defined in Section 2 of the Plan) to accelerate the exercisability schedule hereunder, this Stock Option shall be exercisable with respect to the following number of Option Shares on the dates indicated:

Number of
Option Shares Exercisable	Exercisability Date
(___%)

(___%)

(___%)

(___%)

(___%)

     Once exercisable, this Stock Option shall continue to be exercisable at any time or times prior to the close of business on the Expiration Date, subject to the provisions hereof and the Plan.

     2. Manner of Exercise.
          (a) The Optionee may exercise this Stock Option only in the following manner: from time to time on or prior to the Expiration Date of this Stock Option, the Optionee may give written notice to the Administrator of his or her election to purchase some or all of the Option Shares purchasable at the time of such notice. This notice shall specify the number of Option Shares to be purchased.
     Payment of the purchase price for the Option Shares may be made by one or more of the following methods: (i) in cash, by certified or bank check or other instrument acceptable to the Administrator; or (ii) through the delivery (or attestation to the ownership) of shares of Stock that have been beneficially owned by the Optionee for at least six months and are not then subject to any restrictions under any Company plan; or (iii) a combination of (i) and (ii) above. Payment instruments will be received subject to collection.
     The delivery of certificates representing the Option Shares will be contingent upon the Company’s receipt from the Optionee of full payment for the Option Shares, as set forth above and any agreement, statement or other evidence that the Company may require to satisfy itself that the issuance of Stock to be purchased pursuant to the exercise of Stock Options under the Plan and any subsequent resale of the shares of Stock will be in compliance with applicable laws and regulations. In the event the Optionee chooses to pay the purchase price by previously-owned shares of Stock through the attestation method, the number of shares of Stock transferred to the Optionee upon the exercise of the Stock Option shall be net of the Shares attested to.
          (b) Certificates for shares of Stock purchased upon exercise of this Stock Option shall be issued and delivered to the Optionee upon compliance to the satisfaction of the Administrator with all requirements under applicable laws or regulations in connection with such issuance and with the requirements hereof and of the Plan. The determination of the Administrator as to such compliance shall be final and binding on the Optionee. The Optionee shall not be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares of Stock subject to this Stock Option unless and until this Stock Option shall have been exercised pursuant to the terms hereof, the Company shall have issued and delivered the shares to the Optionee, and the Optionee’s name shall have been entered as the stockholder of record on the books of the Company. Thereupon, the Optionee shall have full voting, dividend and other ownership rights with respect to such shares of Stock. The Optionee acknowledges and agrees that Stock acquired upon exercise of this Stock Option shall be subject to the terms and conditions of the Stock Restriction Agreement between the Optionee and the Company.
          (c) Notwithstanding any other provision hereof or of the Plan, no portion of this Stock Option shall be exercisable after the Expiration Date hereof.
     3. Termination of Employment. If the Employee ceases to be an employee of the Company and its Affiliates by reason of Retirement, as defined in the Plan, the Stock Option may be exercised within three months after the date the Employee ceases to be an employee of the Company or an Affiliate, but may not be exercised thereafter. If the Employee ceases to be an employee of the Company and its Affiliates for any other reason, the terms of the Plan shall govern the Stock Option.

     4. Incorporation of Plan. Notwithstanding anything herein to the contrary, this Stock Option shall be subject to and governed by all the terms and conditions of the Plan, including the powers of the Administrator set forth in Section 2(b) of the Plan. Capitalized terms in this Agreement shall have the meaning specified in the Plan, unless a different meaning is specified herein.
     5. Transferability. Notwithstanding any agreement between the Company and the Optionee to the contrary, this Agreement is personal to the Optionee, is non-assignable and is not transferable in any manner, by operation of law or otherwise, other than by will or the laws of descent and distribution. This Stock Option is exercisable, during the Optionee’s lifetime, only by the Optionee, and thereafter, only by the Optionee’s legal representative or legatee.
     6. Stock Option is Intended to be an ISO. The parties each intend that the Stock Option be an ISO so that the Optionee (or the Optionee’s survivors) may qualify for the favorable tax treatment provided to holders of options that meet the standards of Section 422 of the Code. Any provision of this Agreement or the Plan which conflicts with the Code so that this Stock Option would not be deemed an ISO is null and void and any ambiguities shall be resolved so that the Stock Option qualifies as an ISO. Nonetheless, if the Stock Option is determined not to be an ISO, the Optionee understands that neither the Company nor any Affiliate is responsible to compensate him or her or otherwise make up for the treatment of the Stock Option as a Non-Qualified Option and not as an ISO. The Optionee should consult with the Optionee’s own tax advisors regarding the tax effects of the Stock Option and the requirements necessary to obtain favorable tax treatment under Section 422 of the Code, including, but not limited to, holding period requirements.
     Notwithstanding the foregoing, to the extent that the Stock Option is not deemed to be an ISO pursuant to Section 422(d) of the Code because the aggregate fair market value (determined as of the date hereof) of any of the shares of Stock with respect to which this ISO is granted becomes exercisable for the first time during any calendar year in excess of $100,000, the portion of the Stock Option representing such excess value shall be treated as a Non-Qualified Option and the Optionee shall be deemed to have taxable income measured by the difference between the then fair market value of the shares of Stock received upon exercise and the price paid for such shares of Stock pursuant to this Agreement.
     7. Notice to Company of Disqualifying Disposition. The Optionee agrees to notify the Company in writing immediately after the Optionee makes a Disqualifying Disposition of any of the shares of Stock acquired pursuant to the exercise of the Stock Option. A Disqualifying Disposition is defined in Section 424(c) of the Code and includes any disposition (including any sale) of shares of Stock before the later of (a) two years after the date the Optionee was granted the Stock Option or (b) one year after the date the Optionee acquired shares of Stock by exercising the Stock Option, except as otherwise provided in Section 424(c) of the Code. If the Optionee has died before the shares of Stock are sold, these holding period requirements do not apply and no Disqualifying Disposition can occur thereafter.
     8. Miscellaneous.

          (a) By entering into this Agreement, the Optionee agrees and acknowledges that he or she has received and read a copy of the Plan attached hereto as Exhibit A, and that he or she has entered into the Stock Restriction Agreement, in the form attached to the Plan.
          (b) Notice hereunder shall be given to the Company at its principal place of business, and shall be given to the Optionee at the address set forth below, or in either case at such other address as one party may subsequently furnish to the other party in writing.
          (c) This Stock Option does not confer upon the Optionee any rights with respect to continuance of employment by the Company or any Subsidiary.

V*I CHIP CORPORATION
By:
Name:
Title:

The foregoing Agreement is hereby accepted and the terms and conditions thereof hereby agreed to by the undersigned.

Dated:
Optionee’s Signature

Optionee’s name and address:

Exhibit A
V*I Chip Corporation Amended 2007 Stock Option and Incentive Plan